UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-15399	36-4277050
(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 482-3000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 16, 2013, Packaging Corporation of America (“PCA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boise Inc. (“Boise”), and Bee Acquisition Corporation, a wholly owned subsidiary of PCA (“Sub”).

Under the terms of the Merger Agreement, Sub will commence a tender offer (the “Offer”) to acquire any and all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Boise at a price of $12.55 in cash, without interest, per Share , subject to the terms and conditions of the Merger Agreement. Following the consummation of the Offer, any Shares not purchased by Sub in the Offer (other than any Shares owned by PCA, Boise or any of their respective direct or indirect subsidiaries and any Shares with respect to which appraisal rights have been properly exercised) will be acquired in a cash merger at the same price and Sub will merge with and into Boise, with Boise surviving as a wholly owned subsidiary of PCA (the “Merger”). The Merger will be effected in accordance with Section 251(h) of the General Corporation Law of the State of Delaware and will occur as soon as practicable following the consummation of the Offer.

PCA, Sub and Boise have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that Boise (i) will conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger (or, earlier, if the date that Sub’s designees are elected or appointed to the board of directors of Boise), and (ii) subject to certain customary exceptions, will not solicit alternative business combination transactions.

The acquisition by Sub of the Shares tendered into the Offer is subject to customary conditions, including (a) that there have been validly tendered into the Offer and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the number of Shares, if any, owned by Parent or Sub or their respective subsidiaries, represent a majority of the outstanding shares of Boise common stock (on a fully diluted basis) as of the expiration of the Offer and (b) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or have been earlier terminated. Completion of the Merger is subject to the successful consummation of the Offer and other customary closing conditions and is expected to be completed in the fourth quarter of 2013. The completion of the transactions contemplated by the Merger Agreement is not subject to a financing condition.

The Merger Agreement contains specific termination rights for both Boise and PCA. If the Merger Agreement is terminated under certain specified circumstances, Boise must pay PCA a termination fee of $44,835,000. In addition, if the Merger Agreement is terminated in relation to antitrust matters, PCA must pay Boise a termination fee of $30,000,000. Further, if the Merger Agreement is terminated under certain specified circumstances, PCA must pay Boise an expense reimbursement of $10,000,000.

Commitment Letter

On September 16, 2013, and in connection with entering into the Merger Agreement, PCA entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Financing Sources”). The Commitment Letter provides for (i) commitments by the Financing Sources to provide an up to $2.0 billion 364-day bridge term loan credit facility (the “Bridge Facility”) and (ii) up to $1.65 billion of revolving and term credit facilities. Additionally, it is contemplated PCA may issue up to $700 million in senior notes. PCA may issue such senior notes in lieu of a portion of the loans under the Bridge Facility and, if PCA chooses to borrow under the Bridge Facility, it may refinance all or a portion of the Bridge Facility at a later date. The proceeds from these borrowings or issuances will be used by PCA to pay a portion of the consideration to be paid in the Merger, to refinance existing indebtedness of Boise and to pay related fees and expenses. The commitment to provide the Bridge Facility is subject to certain conditions, including the absence of a Company Material Adverse Effect (as defined in the Merger Agreement, excluding clause (e) of such definition), the negotiation of definitive documentation and other customary closing conditions.

PCA will pay certain customary fees and expenses in connection with obtaining the Bridge Facility, including underwriting structuring fee, which was paid by PCA following execution of the Commitment Letter. The Financing Sources are providing certain advisory and other services to PCA in connection with the Merger and related financing.

Item 7.01.	Regulation FD Disclosure

On September 16, 2013, PCA and Boise issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, announcing that they have entered into a definitive agreement under which PCA will acquire all of the outstanding common shares of Boise for $12.55 per share in cash, for an aggregate transaction value of $1.995 billion, inclusive of $714 million of outstanding indebtedness of Boise.

The foregoing summaries of the Merger Agreement and Commitment Letter, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, which are filed herewith as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It contains certain representations, warranties and covenants of PCA and Boise, which were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PCA, Boise or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PCA’s public disclosures.

Tender Offer

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Boise’s common stock described in this Current Report on Form 8-K has not commenced. At the time the tender offer is commenced, PCA will file or cause to be filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”) and Boise will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Boise’s stockholders at no expense to them by the information agent for the tender offer, which will be announced. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the receipt of regulatory approvals for the transaction and the successful fulfillment or waiver of all other closing conditions without unexpected delays or conditions; the failure to realize, or delays in realizing, synergies and cost-savings from the transaction; increases in interest rates; the impact of general economic conditions and condition in the industries in which we operate, including competition, product demand and product pricing, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Item 9.01.	Financial Statements and Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 16, 2013, by and among Packaging Corporation of America, Bee Acquisition Corporation and Boise Inc.*

10.1	Commitment Letter, dated as of September 16, 2013, by and among Packaging Corporation of America, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release dated September 16, 2013.

*	Packaging Corporation of America will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Packaging Corporation of America may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

Dated: September 17, 2013	By:	/s/ Kent A. Pflederer
		Name:	Kent A. Pflederer
		Title:	Senior Vice President—Legal and Administration

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 16, 2013, by and among Packaging Corporation of America, Bee Acquisition Corporation and Boise Inc.*

10.1	Commitment Letter, dated as of September 16, 2013, by and among Packaging Corporation of America, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release dated September 16, 2013.

*	Packaging Corporation of America will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Packaging Corporation of America may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.